UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2022

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26901 Malibu Hills Road Calabasas Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 871-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	CAKE	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The following information under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure” is intended to be furnished. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In a press release dated November 1, 2022, a copy of which is furnished as Exhibit 99.1 to this report, The Cheesecake Factory Incorporated (the “Company”) reported third quarter fiscal 2022 financial results.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 26, 2022, the Board of Directors (the “Board”) of the Company approved and adopted an amendment and restatement of the Company’s bylaws (as so amended, the “Bylaws”).

The amendments address the universal proxy rules adopted by the U.S. Securities and Exchange Commission by clarifying that no person may solicit proxies in support of a nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements. Further, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for the exclusive use by the Board.

The amendments also revise the advance notice disclosure requirements contained in the Bylaws to require the stockholder proposing business or nominating directors to provide additional information about the stockholder’s ownership of securities in the Company (including ownership of derivative securities) and material litigation, relationships and interests in material agreements with or involving the Company. Further, the Bylaws require the stockholder to provide additional information regarding any candidate the stockholder proposes to nominate for election as a director, including all information with respect to such nominee that would be required to be set forth in a stockholder’s notice if such nominee were a stockholder delivering such notice and a description of any direct or indirect material interest in any material contract or agreement between or among the nominating stockholder and each nominee or his or her respective associates. Additionally, the Bylaws require any candidate for the Board nominated by a stockholder to provide certain background information and representations regarding disclosure of voting or compensation arrangements, compliance with the Company’s policies and guidelines, intention to deliver an irrevocable resignation in accordance with the Bylaws, and intent to serve the entire term. The Bylaws also require the stockholder to provide additional information regarding the proposed business and any related agreements between the stockholder and any other beneficial holder. The stockholder proposing business must additionally provide a representation that such stockholder intends, or is part of a group which intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to carry the proposal (or otherwise solicit proxies from stockholders in support of such proposal). All disclosures must be provided with respect to all “participants” (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) in the solicitation, and must be updated as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting.

The amendments also provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or the Bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine, and further provides that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. The amendments further enable the Company to initiate an action against a stockholder to enforce the exclusive forum requirements should the stockholder sue, or threaten to sue, in another jurisdiction. The amendments also include certain technical, conforming, modernizing or clarifying changes to the Bylaws.

The Bylaws are filed as Exhibit 3.1, with changes marked by strike-through or underline. The foregoing description of the changes contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On November 1, 2022, the Company posted an updated Investor Presentation on the Company’s Investor Relations website at investors.thecheesecakefactory.com. A copy of the presentation is furnished as Exhibit 99.2 hereto and is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

On October 26, 2022, the Board declared a quarterly cash dividend of $0.27 per share which will be paid on November 28, 2022 to the stockholders of record of each share of the Company’s common stock at the close of business on November 15, 2022. Future decisions to pay or to increase or decrease dividends are at the discretion of the Board and will depend upon operating performance and other factors.

Also on October 26, 2022, the Board approved an increase of 5.0 million shares to the existing repurchase program raising the total authorization to 61.0 million shares, of which approximately 6.3 million shares remain available for repurchase following the increase.

The share repurchase program does not have an expiration date, does not require the Company to purchase a specific number of shares and may be modified, suspended or terminated at any time. The timing and total amount of share repurchases will depend upon market conditions and other factors and may be made from time to time in open market purchases, privately negotiated transactions, accelerated share repurchase programs, issuer self-tender offers or otherwise.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)                           Exhibits

3.1	Bylaws of The Cheesecake Factory Incorporated, amended and restated on October 26, 2022
99.1	Press Release dated November 1, 2022, entitled, “The Cheesecake Factory Reports Results for Third Quarter of Fiscal 2022 and Provides Business Update”
99.2	The Cheesecake Factory Investor Presentation dated November 1, 2022
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2022	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer